UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 5, 2010
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    APPOINTMENT OF PRINCIPAL OFFICERS

(c) On May 5, 2010, the Board of Directors of Thomas & Betts Corporation appointed Peggy P. Gann as senior vice president Human Resources and Administration, effective immediately.    Ms. Gann began employment with the Company on April 1, 2010.  Ms. Gann was employed for 20 years by Schneider Electric S.A. in their North American Division where she most recently served as senior vice president of Human Resources and Administration.  She held a variety of human resources positions at Johns Manville Corporation prior to her employment at Schneider.

Ms. Gann serves with an annual base salary of $285,000, and she participates in the Company’s management incentive plan with a target incentive of 50% of her base compensation. For 2010, Ms. Gann will participate in the Company’s incentive plan from her date of hire. She will also participate in the Company’s perquisite allowance program; long-term equity incentive plan; and receive a Termination Protection Agreement which would provide certain benefits in the event of Ms Gann’s involuntary or good reason termination of employment in the event of a Change in Control of the Company and an Indemnification Agreement from the Company; as well as receive an Employer Supplemental Contribution in the Supplemental Executive Investment Plan in which she will receive a shortened vesting period from five years as provided in the plan to 3 years.  On her date of hire, Ms. Gann was granted 1,205 restricted shares of the Company’s stock, and stock option grants totaling 7,268 shares. The restricted shares vest on the third anniversary of the grant; and the stock option grants vest in equal annual installments over three years.

The Company has agreed to pay reasonable costs and expenses associated with relocating Ms. Gann and her family to Memphis. The Company will also reimburse Ms. Gann up to $100,000 plus gross up for any loss incurred on the sale of her residence.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The following is a brief description of each matter voted upon at the Annual Meeting of the Shareholders of Thomas & Betts Corporation held on May 5, 2010, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Each of the ten directors nominated by the Company’s Board of Directors was elected by the following votes to serve until the Company’s 2011 Annual Shareholder Meeting and until his respective successor has been elected and qualified.  The tabulation of the votes on this matter was as follows:

Nominees for Director	For	Withheld
Jeananne K. Hauswald	30,848,633	15,134,115
Dean Jernigan	44,394,002	1,588,746
Ronald B. Kalich, Sr.	27,878,545	18,104,203
Kenneth R. Masterson	30,848,421	15,134,327
Dominic J. Pileggi	43,828,286	2,154,462
Jean-Paul Richard	30,840,951	15,141,798
Rufus H. Rivers	44,729,582	1,253,166
Kevin L. Roberg	44,729,558	1,253,190
David D. Stevens	44,528,681	1,454,067
William H. Waltrip	44,358,047	1,624,701

Shareholders also ratified the selection of KPMG LLP as the Company’s independent auditors for the Company’s 2010 fiscal year.  The tabulation of votes on this matter was as follows: 47,246,847 votes for; 1,080,241 votes against; and 478,936 abstentions.  There were 0 broker non-votes on this matter.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Termination Protection Agreement, effective May 5, 2010, between Peggy P.Gann and Thomas & Betts Corporation.

10.2	Amended and Restated Thomas & Betts Corporation Indemnification Agreement (Incorporated by reference to Items 1.01 and 5.02 of the Registrant’s Current Report on Form 8-K dated September 11, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary

Date:  May 5, 2010

Exhibit Index

Exhibit	Description of Exhibit

10.1	Termination Protection Agreement, effective May 5, 2010, between Peggy P. Gann and Thomas & Betts Corporation.

10.2	Amended and Restated Thomas & Betts Corporation Indemnification Agreement (Incorporated by reference to Items 1.01 and 5.02 of the Registrant’s Current Report on Form 8-K dated September 11, 2007).